UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

STANLEY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33083	11-3658790
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3101 Wilson Boulevard, Suite 700
Arlington, VA 22201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 684-1125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On November 15, 2007, Gregory M. Denkler, William E. Karlson and Christopher J. Torti, Senior Vice Presidents of Stanley, Inc. adopted individual stock trading plans (the “10b5-1 Plan”) in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

The 10b5-1 Plan entered into by Mr. Denkler allows for the sale of a maximum aggregate of 50,000 shares of common stock.  The 10b5-1 Plans entered into by Mr. Karlson and Mr. Torti allow for the sale of a maximum aggregate of 71,400 shares of common stock and 50,160 shares of common stock, respectively. Under the plans, limit order sales may be made monthly over a period beginning March 1, 2008 and ending on February 28, 2009. All transactions executed under the provisions of the 10b5-1 Plans will be reported through Form 4 filings with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY, INC.

Date: November 20, 2007	By:	/s/ Philip O. Nolan
	Name:	Philip O. Nolan
	Title:	Chairman of the Board, President and Chief Executive Officer